Consent of Independent Registered Public Accounting Firm

The Board of Directors Jackson National Life Insurance Company and Contract Owners
Jackson SWL Variable Annuity Fund I:

We consent to the use of our report on the consolidated financial statements of Jackson National Life Insurance Company as of December 31, 2011 and 2010 and for each of the years in the three year period ending December 31, 2011 dated March 5, 2012, included herein and to the reference to our firm as "Experts" in the Statement of Additional Information, as part of the Form N-4 Registration Statement of Jackson SWL Variable Annuity Fund I.

KPMG LLP

Chicago, Illinois
December 27, 2012

pwc

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Jackson SWL Variable Annuity Fund I- Individual Def. Variable Annuity Plan (formerly Variable Annuity Fund I of Southwestern Life) ("the Registrant") of our reports dated April 23, 2012 and March 16, 2012 relating to the statutory-basis financial statements of Jackson National Life Insurance Company (formerly Reassure America Life Insurance Company) and US GAAP financial statements of the Registrant, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
December 28, 2012

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017
T: (646) 471 3000, F: (646) 471 8320, www.pwc.com/us